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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 26, 2000


                             TRIARC COMPANIES, INC.
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                      1-2207                      38-0471180
(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)


               280 Park Avenue
               New York, New York                        10017
            (Address of Principal Executive Offices)     (Zip Code)


       Registrant's telephone number, including area code: (212)451-3000


                         -----------------------------
                       (Former Name or Former Address, if
                           Changed Since Last Report)




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Item 5.           Other Events.

         On January 26, 2000, Triarc Consumer Products Group, LLC and Triarc Beverage Holdings Corp., subsidiaries of Triarc Companies, Inc. announced that they have extended to 5:00 p.m., New York City time, on January 28, 2000 their offer to exchange up to $300 million aggregate principal amount of their 10 1/4% Senior Subordinated Notes due 2009 (CUSIP Number 89589TAC2) for up to $300 million aggregate principal amount of their outstanding 10 1/4% Senior Subordinated Notes due 2009. The exchange offer was originally scheduled to expire as of 5:00 p.m., New York City time, on January 26, 2000. The initial notes were issued and sold in a transaction exempt from registration under Rule 144A of the Securities Act of 1933, as amended. As of the close of business on January 25, 2000, approximately $233 million aggregate principal amount of the initial notes had been tendered.

          This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         A copy of the press release with respect to the extension of the exchange offer is being filed as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         99.1     Press release dated January 26, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRIARC COMPANIES, INC.



Date: January 26, 2000                  By: JOHN L. BARNES, JR.
                                            --------------------------------
                                            John. L. Barnes, Jr.
                                            Executive Vice President
                                            and Chief Financial Officer



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                                 Exhibit Index

Exhibit
No.           Description                                         Page No.

  99.1        Press release dated January 26, 2000.











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